Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Shares, without par value, of CPFL Energia S.A. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 1, 2017

STATE GRID CORPORATION OF CHINA

By:	/s/ Shu Yinbiao
	Name:	SHU YINBIAO
	Title:	CHAIRMAN

STATE GRID OVERSEAS INVESTMENT LIMITED

By:	/s/ Li Ronghua
	Name:	LI RONGHUA
	Title:	LEGAL REPRESENTATIVE

STATE GRID OVERSEAS INVESTMENT (EUROPE) LIMITED

By:	/s/ Duan Guangming
	Name:	DUAN GUANGMING
	Title:	LEGAL REPRESENTATIVE

STATE GRID INTERNATIONAL DEVELOPMENT CO., LTD.

By:	/s/ Hu Yuhai
	Name:	HU YUHAI
	Title:	PRESIDENT & CEO

STATE GRID INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Hu Yuhai
	Name:	HU YUHAI
	Title:	PRESIDENT & CEO

INTERNATIONAL GRID HOLDINGS LIMITED

By:	/s/ Li Lequan
	Name:	LI LEQUAN
	Title:	DIRECTOR

TOP VIEW GRID INVESTMENT LIMITED

By:	/s/ Li Lequan
	Name:	LI LEQUAN
	Title:	DIRECTOR

STATE GRID BRAZIL POWER PARTICIPAÇÕES LTDA.

By:	/s/ Qu Yang
	Name:	QU YANG
	Title:	CEO